UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

January 14, 2005

EVERGREEN SOLAR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-31687	04-3242254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 CEDAR HILL STREET
MARLBORO, MA 01752
(Address of principal executive offices, including zip code)

(508) 357-2221
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 14, 2005, Evergreen Solar, Inc. (“Evergreen”) entered into a Master Joint Venture Agreement (the “Master Joint Venture Agreement”) with Q-Cells – AG, a stock corporation incorporated under the laws of Germany (“Q-Cells”). The Master Joint Venture Agreement provides for the organization and capitalization of EverQ GmbH, a limited liability company incorporated under the laws of Germany (the “Joint Venture Entity”). The purpose of the Joint Venture Entity is to develop and operate a facility in Germany to manufacture, market and sell solar products based on Evergreen’s proprietary String Ribbon technology. The facility is expected to be located in Thalheim, Germany and is currently expected to have an initial capacity of 30 MW.

     Under the Joint Venture Agreement, Evergreen and Q-Cells have made an aggregate equity commitment of approximately 44 million Euros to the Joint Venture Entity to finance a significant part of the construction of the manufacturing facility and initial working capital requirements, of which Evergreen will contribute 75.1% and Q-Cells will contribute 24.9%. The Joint Venture Entity will be governed by a three-member advisory board consisting of two Evergreen representatives and one Q-Cells representative. However, Evergreen and Q-Cells have agreed that certain corporate actions of the Joint Venture Entity will require the approval of at least one designee of each of Evergreen and Q-Cells. Except for amounts that Evergreen and Q-Cells have contributed on a pro rata basis to fund initial planning activities, Evergreen’s obligation to fund the balance of the equity commitment is conditioned upon receipt of approval from German government authorities with respect to the public grants Evergreen and Q-Cells intend to pursue or, failing such approval, alternative funding from other public or private sources.

     If Evergreen and Q-Cells decide to expand the manufacturing capacity of the joint venture beyond the initial 30 MW, then with respect to any capital required to fund the capacity expansion, Q-Cells has the right to make additional capital contributions to increase its ownership of the Joint Venture Entity up to 50%, provided that such increased ownership does not conflict with the requirements of the German government grants. Evergreen has agreed to give Q-Cells a right of first refusal to participate in future joint ventures that Evergreen may decide to undertake for development of manufacturing facilities outside the United States, and Q-Cells has agreed not to engage in certain ribbon technology-related activities during the term of the Joint Venture Agreement and for a period of two years after its expiration.

     In addition, on January 14, 2005, Evergreen and Q-Cells have each entered into a separate License & Technology Transfer Agreement with the Joint Venture Entity (each a “License Agreement” and collectively, the “License Agreements”). Pursuant to the License Agreements, both Evergreen and Q-Cells will license to the Joint Venture Entity certain of their respective proprietary technologies necessary for the manufacture of solar products based on Evergreen’s proprietary String Ribbon technology. The licenses are provided on a royalty-free basis, except that certain new material intellectual property that Evergreen or Q-Cells may develop in the future is to be provided on a royalty-bearing basis and, should the Joint Venture Agreement be terminated, the licenses shall be royalty-bearing to the extent that the joint venture further expands its production capacity.

     The Joint Venture Agreement may be terminated by either party at any time after January 1, 2012 upon six months’ notice, by mutual agreement of the parties, or by one of the parties in the case of a material breach of the other party. In addition, either party may terminate the Joint Venture Agreement if the German government grant approval is not obtained or if the other party does not have the financial ability to fund its equity commitment by September 30, 2005. In the case of termination, except in the case of a termination due to a failure to obtain government grant approval or the failure of a party to have the ability to fund its equity commitment, the licenses to the parties’ technologies will remain in effect subject to certain royalty obligations.

     The Joint Venture Agreement is included herein as Exhibit 10.1 and is incorporated by reference herein. The License Agreement between Evergreen and the Joint Venture Entity is included herein as Exhibit 10.2 and is incorporated by reference herein.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Evergreen cautions you that any statements contained in this Current Report on Form 8-K which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, statements relating to: the ability of the Joint Venture Entity’s ability to develop and operate a facility in Germany to manufacture, market and sell solar products based on Evergreen’s proprietary String Ribbon technology; the expectations regarding the location and initial capacity of the facility; Evergreen’s expectations regarding the future capacity of this facility; the governance of the Joint Venture Entity; the intention of Evergreen and Q-Cells to pursue public grants from German government authorities or other public or private sources; Evergreen’s development any manufacturing facilities outside of the United States; the license by both Evergreen and Q-Cells of proprietary technologies necessary for the manufacture of solar products based upon Evergreen’s proprietary String Ribbon technology; the development of any new material intellectual property by Evergreen or Q-Cells; any royalty obligations of the Joint Venture Entity; the expectations of Evergreen regarding its results for the fourth quarter of 2004; the expectations of Evergreen regarding fourth-quarter revenue; and the expectations of Evergreen to report breakeven to slightly positive gross margins. These statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: adjustments to Evergreen’s fourth-quarter financial results following completion of customary closing and review procedures; the inability of either Evergreen or Q-Cells to obtain third party financing to meet their financing obligations to the joint venture; Evergreen’s or the Joint Venture Entity’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the development of Evergreen’s thin ribbon technology or expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing and market demand for solar power products such as Evergreen’s or the Joint Venture Entity’s products is uncertain; Evergreen has limited experience, and the Joint Venture Entity has no experience, manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which each will need to do in order to be successful; Evergreen faces and the Joint Venture Entity will face intense competition from other companies producing solar power and other distributed energy generation products; Evergreen’s or the Joint Venture Entity’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in Evergreen’s or the Joint Venture Entity’s business, the partner’s business, competitive factors, solar power market conditions or financial market conditions; and the market for products such as Evergreen’s or the Joint Venture Entity’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which Evergreen and the Joint Venture Entity have little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological and other risk factors identified in Evergreen’s filings with the Securities and Exchange Commission – including Evergreen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 12, 2004 (copies of which may be obtained at the SEC’s website at: www.sec.gov) – could impact the forward-looking statements contained in this press release. Readers should not place undue reliance o n any such forward-looking statements, which speak only as of the date they are made. Evergreen disclaims any obligation to publicly update or revise any such statements to reflect any change in Evergreen’s expectations, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 2.02 Results of Operations and Financial Condition.

     On January 14, 2005, Evergreen announced that it expects its results for the fourth quarter of 2004 to be in line with guidance it provided in its third-quarter conference call. Evergreen currently anticipates fourth-quarter revenues of approximately $9.0 million and expects to report breakeven to slightly positive gross margins. Evergreen reported that these results are preliminary and remain subject to customary closing and review procedures. Pursuant to General Instruction B.2 of Form 8-K, the information presented pursuant to this Item 2.02 is not “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, but is instead “furnished” in accordance with that instruction.

Item 7.01 Regulation FD Disclosure.

     On January 14, 2005, Evergreen issued a press release announcing that it had entered into the Master Joint Venture Agreement and announcing its financial results for the fourth quarter 2004. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, but is instead “furnished” in accordance with that instruction.

     On January 14, 2005, Evergreen issued a press release announcing that it plans to offer shares of its common stock in a follow-on public offering with expected total proceeds of $60 million, pursuant to its universal shelf registration statement. A copy of the press release is attached as Exhibit 99.2 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, but is instead “furnished” in accordance with that instruction.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
*† 10.1	Master Joint Venture Agreement entered into as of January 14, 2005 by and between Evergreen Solar, Inc. and Q-Cells AG.
*†10.2	License and Technology Transfer Agreement by and between Evergreen Solar, Inc. and EverQ GmbH, dated January 14, 2005.
99.1	Evergreen Solar, Inc. press release dated January 14, 2005.
99.2	Evergreen Solar, Inc. press release dated January 14, 2005.

*	To be filed by amendment.

†	Confidential treatment to be requested with respect to portions of this exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Richard G. Chleboski
Richard G. Chleboski
Chief Financial Officer, Vice President, Treasurer and Secretary

Date: January 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
*† 10.1	Master Joint Venture Agreement entered into as of January 14, 2005 by and between Evergreen Solar, Inc. and Q-Cells AG.
*†10.2	License and Technology Transfer Agreement by and between Evergreen Solar, Inc. and EverQ GmbH, dated January 14, 2005.
99.1	Evergreen Solar, Inc. press release dated January 14, 2005.
99.2	Evergreen Solar, Inc. press release dated January 14, 2005.

*	To be filed by amendment.

†	Confidential treatment to be requested with respect to portions of this exhibit.